                                                                   Exhibit 99(d)

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MARYLAND
                               GREENBELT DIVISION

------------------------------------------)
  In re                                   )        Chapter 11
                                          )
  CRIIMI MAE Inc., ET AL.,                )        Case Nos. 98-23115 through
                                          )         98-23117
                  Debtors.                )        (Jointly Administered)

------------------------------------------)

        ORDER EXTENDING THE DEBTORS' EXCLUSIVE PERIODS TO FILE A PLAN OF
                 REORGANIZATION AND SOLICIT ACCEPTANCES THEREOF
                      PURSUANT TO 11 U.S.C. Section 1121(d)

         Upon the motion (the "Motion") and representations of CRIIMI MAE Inc. ("CMI"), CRIIMI MAE Management, Inc. ("Management") and CRIIMI MAE Holdings II, L.P. ("Holdings"), as debtors and debtors in possession (collectively the "Debtors," individually "Debtor"), in the above-captioned bankruptcy cases, for an order extending the periods within which the Debtors have the exclusive right to file plans of reorganization and solicit acceptances thereof (collectively the "Exclusive Periods," individually "Exclusive Period") pursuant to Section 1121(d) of Title 11 of the United States Code (the "Bankruptcy Code") for a period of six (6) months, filed with the Court on January ____, 1998, and upon the record herein, and due and sufficient notice having been given, and good cause having been shown for granting the Motion in its entirety, and pursuant to
Section 1121(d) of the Bankruptcy Code, it is hereby

     ORDERED, ADJUDGED AND DECREED, that:

     1.   The Motion is granted.

     2. The Exclusive Period during which each Debtor has the exclusive right to file a plan of reorganization is hereby extended from February 2, 1999 through and including August 2, 1999.

     3. The Exclusive Period during which each Debtor has the exclusive right to solicit acceptance of a plan of reorganization is hereby extended from April 3, 1999 through and including October 3, 1999.

     4. This Order is without prejudice to the right of each Debtor, either individually, jointly or collectively to seek, by motion filed within said Exclusive Periods as extended, further extensions of the Exclusive Periods.

     5. This Order is without prejudice to the right of any party in interest to seek to shorten the Exclusive Periods or oppose any further extensions of time.

Dated:  Greenbelt, Maryland
        February __, 1999






                                              ---------------------------------
                                              Duncan W. Keir
                                              United States Bankruptcy Judge

cc:

Stanley J. Samorajczyk, P.C.
Akin Gump Strauss Hauer & Feld, L.L.P.
1333 New Hampshire Avenue
Washington, D.C. 20036
Co-counsel to CRIIMI MAE Inc. and
CRIIMI MAE Holdings II, L.P.

Richard L. Wasserman, Esq.
Venable, Baetjer & Howard, LLP
1800 Mercantile Bank and Trust Bldg.
Two Hopkins Plaza
Baltimore, MD 21201
Co-counsel to CRIIMI MAE Inc. and
CRIIMI MAE Holdings II, L.P.

Morton A. Faller, Esq.
Jeffrey W. Rubin, Esq.
Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
11921 Rockville Pike, 3rd Floor
Rockville, MD 20852-2743
Counsel to CRIIMI MAE Management, Inc.

Martin T. Fletcher, Esq.
Whiteford, Taylor & Preston, LLP
Seven Saint Paul Street, Suite 1400
Baltimore, MD 21202-1626
Counsel, Official Committee of
Unsecured Creditors-CRIIM MAE
Management

Michael St. Patrick Baxter, Esq.
Covington and Burling
1201 Pennsylvania Avenue, NW
Washington D.C.  20044
Counsel, Official Equity Committee -CMI

Michael L. Bernstein, Esq
Daniel M. Lewis, Esq.
Arnold & Porter
555 Twelfth Street, NW
Washington, DC 20004-1206
Counsel, Official Committee of Unsecured
Creditors-CMI

Clifford J. White, Esq.
Office of United States Trustee
6305 Ivy Lane, Suite 600
Greenbelt, MD 20770

                                       3